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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 EXEGENICS INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:

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         2)  Aggregate number of securities to which transaction applies:

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         3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

             1)  Amount previously paid:

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             2)  Form, Schedule or Registration Statement No:

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             3)  Filing party:

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             4)  Date Filed:


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                                 EXEGENICS INC.
                     2110 RESEARCH ROW - DALLAS, TEXAS 75235

                                 OCTOBER 3, 2003

                                      STOP!

                AN IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS

Dear Fellow Shareholder,

You may shortly receive solicitation materials from a group of shareholders including Bruce Meyers, Melvyn Weiss and Michael Stone asking you to support their efforts to replace your Board of Directors at eXegenics Inc. Please do not return any proxy cards or consent forms until you hear further from us.

                                 DON'T BE MISLED

This group is asking you to help them take control of your company without offering you either any financial consideration or any plan for how they would increase the value of your investment in eXegenics, and no assurances that they would act in the best interests of all stockholders. In fact, they have conceded in their solicitation materials that there is no assurance that the election of their nominees will maximize stockholder value or otherwise protect the interests of eXegenics' stockholders.

            DO NOT VOTE ANY CARDS UNTIL YOU HEAR MORE FROM YOUR BOARD

Your Board is fully committed to increasing value for all eXegenics' stockholders. Consistent with this, your Board intends to focus eXegenics on the development and marketing of niche products for specialty physician markets, an area in which eXegenics' management has successfully operated in the past. Although your Board of Directors can provide no assurance that it will be able to maximize stockholder value or protect the interests of eXegenics' stockholders, we will shortly provide details of this plan and how we expect it to be executed.

                  PLEASE DO NOT ALLOW THIS OPPOSITION GROUP TO
                         SEIZE CONTROL OF YOUR COMPANY.

We will be shortly sending out our Proxy Statement and WHITE revocation of consent card.

WE URGE YOU NOT TO VOTE ANY PROXY CARD OR CONSENT FORM SENT TO YOU BY THIS OPPOSITION GROUP. PLEASE READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. A COPY OF THE PROXY STATEMENT WILL BE SENT TO YOU BY MAIL. YOU MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AT WWW.SEC.GOV OR AT WWW.EXEGENICSINC.COM.

Please wait to hear more from your Board. We appreciate your patience and your support. In the meantime, if you have any questions, please call our proxy solicitor at:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                          17 STATE STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10004
                         CALL TOLL FREE: (888) 964-0733
                      BANKS & BROKERS CALL: (212) 440-9800

Very truly yours,

Ronald L. Goode, Ph.D.
Chief Executive Officer